Exhibit 99.1

Press Release

Contacts:	Margo Westfall	Daniel K. Atler, CFO
	Ikanos Communications	Ikanos Communications
	510.438.6276	510.438.5329
	mwestfall@ikanos.com	datler@ikanos.com

IKANOS COMMUNICATIONS ANNOUNCES PRELIMINARY THIRD
QUARTER REVENUE RESULTS AND WEBCAST

FREMONT, Calif., October 4, 2006 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading developer and provider of Fiber Fast™ broadband solutions, today announced preliminary revenue expectations for the quarter ended September 30, 2006, to be approximately $36 to 37 million. The Company previously announced on its July 31, 2006 conference call that it expected third quarter revenue to range between $40 to $43 million. Additionally, the Company announced preliminary revenue estimates for its fourth quarter to be approximately $24 to $26 million.

“While we had orders for our fourth generation and newly released fifth generation chipsets in Q3, our shipments of these solutions were limited due to product delays and manufacturing constraints. Looking to our fourth quarter, we believe that revenue will be affected due to the general weakness in the overall communications sector and some deployment delays.  Additionally, carriers in Japan are currently working through their existing equipment levels thus impacting our Q4 revenue. We believe this will largely be resolved by the end of the year,” said Rajesh Vashist, chairman and CEO of Ikanos Communications. “Our leadership positions in gateway and access solutions remain strong, and we look forward to providing more detail on our October 26, 2006 earnings conference call.”

Ikanos will host a conference call today at 1:30 p.m. Pacific Time, regarding this announcement. The live webcast of the call will be available on the investor relations page of Ikanos’ Web site at http://www.ikanos.com. To listen to the call, please visit http://ir.ikanos.com/ and click on the link provided for the web cast or dial (913) 981-5523, password 9821478. The web cast will be archived and available through October 10, 2006 at http://ir.ikanos.com/ or by calling (719) 457-0820 and entering conference ID number 9821478.

These statements regarding estimated results are preliminary and based on partial information and management estimates. The Company expects to announce its financial results for the third quarter on October 26, 2006.

About Ikanos Communications

Ikanos Communications, Inc. (NASDAQ: IKAN) develops chipsets that enable carriers to offer Fiber Fast™ bandwidth and high-speed network processing for enhanced triple play services. Supporting transmission rates of up to 100 Mbps, Ikanos’ line of end-to-end silicon solutions power line terminals, CPE modems and residential gateways for many of the world’s leading network equipment manufacturers. Ikanos’ solutions enable fast and cost-effective carrier rollouts of interactive broadband services including IPTV.

© 2006 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, SmartLeap, Eagle, Fusiv, CleverConnect, Ikanos Programmable Operating System, Fx, FxS, VLR and Fiber Fast are among the trademarks or registered trademarks of Ikanos.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements that involve risks and uncertainties concerning the Company, including our expectations regarding revenue in the third quarter of 2006 and the fourth quarter of 2006; the overall outlook for the communications sector; and expectations regarding the equipment levels of Japanese carriers. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the continued future growth of the fiber-fast broadband market; the Company’s reliance on a small number of subcontractors to manufacture, test and assemble the Company’s products; competition and competitive factors of the fiber-fast broadband market; the Company’s dependence on a few customers; the Company’s ability to create new products and technologies; and unexpected future costs and expenses and financing requirements. For a further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s most recently filed Quarterly Report on Form 10-Q, as well as other reports that the Company files from time to time with the Securities and Exchange Commission. The Company is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.